Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-55794) pertaining to Stock Options Granted to Directors, Technical Advisors, and Employees under Stock Option Agreements of our report dated March 25, 2009, with respect to the consolidated financial statements of Dragon Pharmaceutical Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2009

Vancouver, Canada March 29, 2010	/s/ Ernst & young LLP Chartered Accountants